Exhibit 99.1

J. C. PENNEY COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Month Ended		Four Months Ended
	June 6,	June 8,	June 6,	June 8,
(In millions, except per share data)	2020	2019	2020	2019
Total net sales	$266	$1,003	$1,348	$3,442
Credit income and other	7	32	121	148

Total revenues	273	1,035	1,469	3,590
Costs and expenses/(income):
Cost of goods sold (exclusive of depreciation and amortization shown separately below)	166	645	979	2,275
Selling, general and administrative (SG&A)	113	313	685	1,169
Depreciation and amortization	50	56	185	203
Real estate and other, net	(3)	6	(5)	1
Restructuring and management transition	7	2	162	22

Total costs and expenses	333	1,022	2,006	3,670

Operating income/(loss)	(60)	13	(537)	(80)
Other components of net periodic pension cost/(income)	(8)	(4)	(31)	(18)
Net interest expense	25	27	100	100
Loss due to discontinuance of hedge accounting	—	—	77	—
Reorganization items, net	72	—	72	—

Income/(loss) before income taxes	(149)	(10)	(755)	(162)
Income tax expense/(benefit)	(1)	1	(61)	3

Net income/(loss)	$(148)	$(11)	$(694)	$(165)

Earnings/(loss) per share - basic	$(0.46)	$(0.03)	$(2.14)	$(0.52)
Earnings/(loss) per share - diluted	$(0.46)	$(0.03)	$(2.14)	$(0.52)

J. C. PENNEY COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 6,	June 8,
	2020	2019
(In millions)
Assets
Current assets:
Cash in banks and in transit	$154	$148
Cash short-term investments	583	7

Cash and cash equivalents	737	155
Merchandise inventory	2,124	2,398
Prepaid expenses and other	300	297

Total current assets	3,161	2,850
Property and equipment, net	3,306	3,626
Operating lease assets	929	912
Prepaid pension	144	159
Other assets	626	662

Total assets	$8,166	$8,209

Liabilities and stockholders’ equity
Current liabilities:
Merchandise accounts payable	$583	$807
Other accounts payable and accrued expenses	919	881
Current operating lease liabilities	101	83
Current portion of finance leases and note payable	—	2
Current portion of long-term debt, net	4,884	92

Total current liabilities	6,487	1,865
Noncurrent operating lease liabilities	1,080	1,076
Long-term debt	—	3,793
Deferred taxes	47	119
Other liabilities	355	330

Total liabilities	7,969	7,183
Stockholders’ equity
Common stock	161	159
Additional paid-in capital	4,721	4,719
Reinvested earnings/(accumulated deficit)	(4,363)	(3,566)
Accumulated other comprehensive income/(loss)	(322)	(286)

Total stockholders’ equity	197	1,026

Total liabilities and stockholders’ equity	$8,166	$8,209

J. C. PENNEY COMPANY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

				Reinvested	Accumulated
	Number of		Additional	Earnings/	Other
	Common	Common	Paid-in	(Accumulated	Comprehensive	Total Stockholders’
(In millions)	Shares	Stock	Capital	Deficit)	Income/(Loss)	Equity
February 1, 2020	320.5	$160	$4,723	$(3,667)	$(387)	$829
Net income/(loss)	—	—	—	(546)	—	(546)
Discontinuance of hedge accounting	—	—	—	—	63	63
Other comprehensive income/(loss)	—	—	—	—	1	1
Stock-based compensation and other	1.4	1	2	(2)	—	1

May 2, 2020	321.9	161	4,725	(4,215)	(323)	348
Net income/(loss)	—	—	—	(148)	—	(148)
Other comprehensive income/(loss)	—	—	—	—	1	1
Stock-based compensation and other	—	—	(4)	—	—	(4)

June 6, 2020	321.9	$161	$4,721	$(4,363)	$(322)	$196

				Reinvested	Accumulated
	Number of		Additional	Earnings/	Other
	Common	Common	Paid-in	(Accumulated	Comprehensive	Total Stockholders’
(In millions)	Shares	Stock	Capital	Deficit)	Income/(Loss)	Equity
February 2, 2019	316.1	$158	$4,713	$(3,373)	$(328)	$1,170
ASC 842 (Leases) and ASU 2018-02 (Stranded Taxes) adoption	—	—	—	(26)	53	27
Net income/(loss)	—	—	—	(154)	—	(154)
Other comprehensive income/(loss)	—	—	—	—	(11)	(11)
Stock-based compensation and other	0.7	—	2	—	—	2

May 4, 2019	316.8	158	4,715	(3,553)	(286)	1,034
Net income/(loss)	—	—	—	(11)	—	(11)
Stock-based compensation and other	0.3	1	4	(2)	—	3

June 8, 2019	317.1	$159	$4,719	$(3,566)	$(286)	$1,026

J. C. PENNEY COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Month Ended		Four Months Ended
	June 6,	June 8,	June 6,	June 8,
(In millions)	2020	2019	2020	2019
Cash flows from operating activities:
Net income/(loss)	$(148)	$(11)	$(694)	$(165)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Restructuring and management transition	—	—	139	15
Net gain on sale of operating assets	—	7	—	3
Discontinuance of hedge accounting	—	—	77	—
Depreciation and amortization	50	56	185	203
Benefit plans	(5)	(9)	(27)	(23)
Stock-based compensation	(5)	3	(3)	5
Deferred taxes	—	—	(60)	(3)
Change in cash from:
Inventory	97	79	42	39
Prepaid expenses and other assets	(28)	(10)	(126)	(108)
Merchandise accounts payable	4	(35)	(203)	(40)
Income taxes	—	(4)	(1)	(1)
Accrued expenses and other	124	(44)	(54)	(98)

Net cash provided by/(used in) operating activities	89	32	(725)	(173)

Cash flows from investing activities:
Capital expenditures	—	(18)	(33)	(89)
Proceeds from sale of operating assets	—	4	—	12

Net cash provided by/(used in) investing activities	—	(14)	(33)	(77)

Cash flows from financing activities:
Proceeds from borrowings under the credit facility	—	221	1,950	629
Payments of borrowings under the credit facility	—	(255)	(771)	(545)
Payments of finance leases and note payable	—	—	(1)	(1)
Payments of long-term debt	—	—	(19)	(11)
Debtor-in-possession financing costs	(50)	—	(50)	—

Net cash provided by/(used in) financing activities	(50)	(34)	1,109	72

Net increase/(decrease) in cash and cash equivalents	39	(16)	351	(178)
Cash and cash equivalents at beginning of period	698	171	386	333

Cash and cash equivalents at end of period	$737	$155	$737	$155

(1)

4-Wall EBITDA is an internal store performance metric, which excludes most corporate overhead and other fixed allocated costs. Monthly 4-Wall EBITDA numbers do not reflect certain allocations made only on an annual basis.

(1)	Operating Profit is an internal store performance metric, which excludes most corporate overhead and other fixed allocated costs.

(1)	Controllable expenses include store salaries, facilities expenses and utilities expenses, among others.

(1)	Noncontrollable expenses include expenses relating to marketing, display, maintenance and repairs, among others.

(1)

4-Wall EBITDA is an internal store performance metric, which excludes most corporate overhead and other fixed allocated costs. Monthly 4-Wall EBITDA numbers do not reflect certain allocations made only on an annual basis.

(1)	Operating Profit is an internal store performance metric, which excludes most corporate overhead and other fixed allocated costs.

(1)	Controllable expenses include store salaries, facilities expenses and utilities expenses, among others.

(1)	Noncontrollable expenses include expenses relating to marketing, display, maintenance and repairs, among others.

(1)

4-Wall EBITDA is an internal store performance metric, which excludes most corporate overhead and other fixed allocated costs. Monthly 4-Wall EBITDA numbers do not reflect certain allocations made only on an annual basis.

(1)	Operating Profit is an internal store performance metric, which excludes most corporate overhead and other fixed allocated costs.

(1)	Controllable expenses include store salaries, facilities expenses and utilities expenses, among others.

(1)	Noncontrollable expenses include expenses relating to marketing, display, maintenance and repairs, among others.

(1)

4-Wall EBITDA is an internal store performance metric, which excludes most corporate overhead and other fixed allocated costs. Monthly 4-Wall EBITDA numbers do not reflect certain allocations made only on an annual basis.

(1)	Operating Profit is an internal store performance metric, which excludes most corporate overhead and other fixed allocated costs.

(1)	Controllable expenses include store salaries, facilities expenses and utilities expenses, among others.

(1)	Noncontrollable expenses include expenses relating to marketing, display, maintenance and repairs, among others.